                                                                   EXHIBIT 10.25




                           EXCLUSIVE LICENSE AGREEMENT

                                     Between

                   THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

                                       and

                                MGI PHARMA, INC.

                                       for

                         METHOD OF TREATING TUMORS USING
                          ACYLFULVENE (ILLUDIN) ANALOGS



                           U.C. Case No.88-196-1,-2,-3



                                 August 31, 1993

                                TABLE OF CONTENTS

BACKGROUND

1.       DEFINITIONS ..........................................................3
2.       GRANT ................................................................6
3.       SUBLICENSES ..........................................................7
4.       LICENSE ISSUE FEE, LICENSE MAINTENANCE FEES
              AND MILESTONE PAYMENTS ..........................................7
5.       ROYALTIES ...........................................................10
6.       DILIGENCE ...........................................................13
7.       PROGRESS AND ROYALTY REPORTS ........................................16
8.       BOOKS AND RECORDS ...................................................18
9.       TERM OF THE AGREEMENT/RESEARCH AGREEMENT ............................18
10.      TERMINATION BY THE REGENTS ..........................................20
11.      TERMINATION BY LICENSEE .............................................20
12.      DISPOSITION UPON TERMINATION ........................................21
13.      USE OF NAMES AND TRADEMARKS .........................................22
14.      LIMITED WARRANTY ....................................................22
15.      PATENT PROSECUTION AND MAINTENANCE ..................................24
16.      PATENT MARKING ......................................................27
17.      PATENT INFRINGEMENT .................................................27
18.      INDEMNIFICATION .....................................................29
19.      NOTICES .............................................................30
20.      ASSIGNABILITY .......................................................30
21.      LATE PAYMENTS .......................................................31
22.      WAIVER ..............................................................31
23.      FAILURE TO PERFORM ..................................................31
24.      GOVERNING LAWS ......................................................32
25.      PREFERENCE FOR UNITED STATES INDUSTRY ...............................32
26.      FOREIGN GOVERNMENT APPROVAL OR REGISTRATION .........................32
27.      EXPORT CONTROL LAWS .................................................32
28.      CONFIDENTIALITY .....................................................33
29.      INFRINGEMENT UNDER DRUG PRICE COMPETITION ACT .......................34
30.      MISCELLANEOUS .......................................................35
         EXHIBIT A - DEVELOPMENT PLAN
         EXHIBIT B - STOCK OPTION AGREEMENT

                           EXCLUSIVE LICENSE AGREEMENT
                           ---------------------------

         THIS LICENSE AGREEMENT (the "Agreement") is made and is effective as of the 31st day of August, 1993, by and between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, a California corporation having its statewide administrative offices at 300 Lakeside Drive, 22nd Floor, Oakland, California 94612-3550 (hereinafter referred to as "The Regents"), and MGI Pharma, Inc., a Minnesota corporation having a principal place of business at 300 E. Opus Center, 9900 Bren Road East, Minneapolis, MN 55343-9667 (hereinafter referred to as "Licensee").

                                   BACKGROUND
                                   ----------

         Certain inventions disclosed under UC Case No. 88-196-1,-2,-3, generally characterized as METHOD OF TREATING TUMORS USING ILLUDIN ANALOGS, hereinafter collectively referred to as the "Invention," were made in the course of research at the University of California, San Diego by Drs. Michael J. Kelner, Trevor C. McMorris and Raymond Taetle (hereinafter, "Inventors").

         Licensee entered into a Secrecy Agreement (U.C. Control No. 93-20-0063) with The Regents effective January 25, 1993 and terminating on January 25, 1998 for the purpose of evaluating the Invention (hereinafter referred to as the "Secrecy Agreement").

         The development of the Invention was sponsored in part by the United States Department of Health and Human Services and as a consequence this license is subject to overriding obligations to the Federal Government as set forth in 35 U.S.C. 200-212 and applicable governmental implementing regulations. Pursuant to 35 U.S.C. 200-212, The Regents may elect to retain title to any invention (including the Invention) made by it under U.S. Government funding. If The Regents elects to retain title to the Invention, The Regents is required by law to grant to the U.S. Government a nontransferable, paid up, non-exclusive, irrevocable license to use the Invention by or on behalf of the U.S. Government throughout the world. The Regents has elected to retain title and granted the aforementioned licenses to the U.S. Government to the Invention.

         Licensee is a "small business firm" as defined in 15 U.S.C. 632.

         Licensee is desirous of obtaining certain rights from The Regents for the commercial development, manufacture, use, and sale of the Invention, and The Regents is willing to grant such rights on the terms and conditions set forth in this Agreement.

         Licensee's early access to Regents' Technology prior to the effective date of this Agreement provides the consideration for Licensee's continuing royalty obligation for use of Regents' Technology.

         Both parties recognize and agree that royalties due hereunder will be paid on both pending patent applications and issued patents as well as on Regents' Technology (as hereinafter defined).

         The Regents is desirous that the Invention be developed and utilized to the fullest extent so that the benefits can be enjoyed by the general public.

         The parties agree as follows:

                                 1. DEFINITIONS
                                 --------------

         1.1 "Affiliate" means any corporation or other business entity which directly or indirectly controls, is controlled by, or is under common control with Licensee to the extent of, at least fifty percent (50%) of the outstanding stock or other voting rights entitled to elect directors.

         1.2 "Data" means all oral and written information received by Licensee, its Affiliates or its sublicensees from The Regents, the Inventors, or their agents or representatives regarding the Invention or Licensed Products, including but not be limited to Regents' Technology, technical information, patent applications, and prosecution documents and this Agreement.

         1.3 "Improvements" means any improvements to the Invention or to Regents' Patent Rights on which a patent application may be filed now or hereafter owned by The Regents and developed under either or both of the Research Agreements entered into pursuant to the terms of Article 9.3 of this Agreement by or under the supervision of one or more of the Inventors and relating to the development of Illudin Analogs.

         1.4 "Licensed Method" means any process, method, or use which is covered by Regents' Patent Rights or whose use or practice would constitute, but for the license granted to Licensee pursuant to this Agreement, an infringement of any issued or pending claim within Regents' Patent Rights.

         1.5 "Licensed Product" means any material or product or kit, or any service, process or procedure that either (1) is covered by Regents' Patent Rights or whose manufacture, use, or sale would constitute, but for the license granted to Licensee pursuant to this Agreement, an infringement of any claim within Regents' Patent Rights or (2) is developed, made, used, sold, registered, or practiced using Regents' Technology or Licensed Method or which may be used to practice the Licensed Method, in whole or in part.

         1.6 "Major Market Countries" shall mean Japan, Germany, France and the United Kingdom.

         1.7 "Net Sales" means the total of the gross invoice prices of Licensed Products sold or transferred by Licensee, its Affiliates, and its sublicensees plus rebates and allowances received by Licensee, its Affiliates or sublicensees of amounts that have been deducted from gross sales less the sum of the following actual and customary deductions included on the invoice and actually paid: cash, trade, or quantity discounts; sales, use, tariff, or other excise taxes imposed upon particular sales; import/export duties; and transportation charges. Sales among Licensee, its Affiliates and its sublicensees for ultimate third party use shall be disregarded for purposes of computing royalties. Royalties shall be payable upon sales or transfers at arms-length consideration between unrelated third parties.

         1.8 "Regents' Patent Rights" means all pending or issued U.S. and foreign patents and patent applications, owned by The Regents, including any reissues, extensions, substitutions, continuations, divisions and continuations-in-part (only to the extent, however, that claims in the continuations-in-part are entitled to the priority filing date of the parent patent application or are conceived and first actually reduced to practice under the Research Agreements and which Licensee has elected to include under this Agreement) based on the subject matter claimed in or covered by U.S. Patent Application Serial Numbers 416,395 filed October 3, 1989 (now abandoned), 606,511 filed October 31, 1990 or 015,179 filed February 9, 1993 and patent applications added to this Agreement pursuant to the provisions of the Research Agreements.

         1.9 "Regents' Technology" means all information and physical objects related to the Invention or Licensed Product (other than Regents' Patent Rights), including but not limited to formulations, data, drawings and sketches, designs, testing and test results, regulatory information of a like nature, whether patentable or not, owned or controlled by The Regents and which The

Regents have the right to disclose and license to third parties and which arose in the Inventors' laboratories under the direction of one or more of the Inventors prior to the effective date of this Agreement or under one or more of the Research Agreements. Upon Licensee's written request within thirty (30) days after receipt thereof, The Regents (subject to the availability of the Inventors) shall, if applicable, certify that the specific information provided by The Regents arose in the Inventors' laboratories under the direction of one or more of the Inventors prior to the effective date of this Agreement or under one or more of the Research Agreements.

         1.10 "Research Agreements" means the research agreements to be executed between Licensee and The Regents through the San Diego campus's Contract and Grant Office which contract will fund further research to be performed on said campus by the Inventors in the field of Regents' Patent Rights.

         1.11 "Territory" shall mean all countries of the world.

                                    2. GRANT
                                    --------

         2.1 Subject to the limitations set forth in this Agreement, The Regents hereby grants to Licensee, to the extent it has the legal right to do so, an exclusive license under Regents' Patent Rights and Regents Technology to make, have made, use, and sell Licensed Products and to practice Licensed Method in the Territory during the term of this Agreement.

         2.2 The license granted hereunder shall be subject to the overriding obligations to the U.S. Government set forth in 35 U.S.C. 200-212 and applicable governmental implementing regulations and to the licenses granted to the U.S. Government which are referred to in the Background.

         2.3 The Regents expressly reserves the right to use the Invention, Regents' Patent Rights, Regents' Technology, Licensed Products, Licensed Methods and associated information and technology for educational and research purposes only and to publish all or any part of the foregoing, and the results of use thereof.

         2.4 The Regents, principally through the Inventors, has provided Regents' Technology to Licensee. It is understood that at the time of disclosure to the Licensee some of the Regents' Technology may have been made available to the public without restrictions. Within thirty (30) days after the date of execution hereof the parties shall jointly prepare in good faith a specific list of existing Regents' Technology documentation to be delivered by The Regents to Licensee hereunder, and The Regents shall deliver such documentation to Licensee with six months thereafter.

                                 3. SUBLICENSES
                                 --------------

         3.1 The Regents grants to Licensee the right to grant sublicenses to third parties under the licenses granted in Article 2 provided Licensee has current exclusive rights thereto (subject to the rights of the U.S. Government and The Regents) under this Agreement. To the extent applicable, such sublicenses shall include all of the rights of and obligations due to The Regents (and, if applicable, to the United States Government) that are contained in this Agreement.

         3.2 Within thirty (30) days after execution thereof, Licensee shall provide The Regents with a copy of each sublicense granted hereunder, and shall thereafter collect and guarantee payment of all royalties due The Regents from sublicensees and summarize and deliver all reports due The Regents from sublicensees.

         3.3 Upon termination of this Agreement for any reason, The Regents, at its sole discretion, shall determine whether any or all sublicenses shall be canceled or assigned to The Regents.

                 4. LICENSE-ISSUE FEE. LICENSE MAINTENANCE FEES
                 ----------------------------------------------
                             AND MILESTONE PAYMENTS
                             ----------------------

         4.1 Within thirty (30) days after the execution of this Agreement, as a License Issue Fee, Licensee shall pay to The Regents ***, issue to The Regents *** shares of the common stock of Licensee, and grant to The Regents options to purchase *** shares of common stock of Licensee. Said License Issue Fee is non-refundable and is not an advance against royalties except to the extent that options granted under this Section 4.1 and under the Option Agreement Attached hereto as Exhibit A may not vest and may not become exercisable under the provisions of the Option Agreement.

         4.2 Licensee shall pay to The Regents a License Maintenance Fee of ***, beginning on the first anniversary of execution of this Agreement and continuing annually on each anniversary thereof until the first NDA on a Licensed Product is submitted to the U.S. FDA. Said License Maintenance Fee is non-refundable and is not an advance against royalties.

         4.3 Licensee shall pay to The Regents Milestone Payment Fees in accordance with the following schedule (the total Milestone Payment Fees due at any milestone shall not exceed the total of the United States milestone due on such date):

*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

            EVENT                                 AMOUNT
================================================================================
(a) Upon filing an application            US             UK, FRANCE, GERMANY
for an IND with United States             --             -------------------
Food and Drug Administration                                   & JAPAN
or its equivalent in a Major                                   -------
Market Country or July 15,
1996, whichever is earlier               ***                     ***
--------------------------------------------------------------------------------
(b) Upon submitting an
NDA with the United States
Food and Drug Administration
or its equivalent in a Major             ***                     ***
Market Country or ***,
whichever is earlier
--------------------------------------------------------------------------------
(c) Upon the first final
approval of an NDA by the
United States Food and
Drug Administration or its               ***                     ***
equivalent in another
country of the Territory
================================================================================


Said Milestone Payment Fees shall be paid to The Regents within thirty (30) days after the occurrence of the event set forth on said schedule and shall not be refundable or creditable against royalties, except that up to *** payable under
Section 4.3(c) shall be credited in installments of up to *** per year in each calendar year that royalties payable to The Regents on Net Sales exceed ***.
In each such year, up to the first *** of royalties payable in excess of *** shall be withheld by Licensee as a credit, until a cumulative amount of ***

*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

has been so withheld. All amounts withheld shall be reported to The Regents under Section 7.5.

         4.4 The options referred to in Article 4.1 shall be granted, shall vest and may be exercised in accordance with a separate agreement, the "Stock Option Agreement for Purchase of Shares of Common Stock of MGI Pharma, Inc.", between the parties which is attached hereto as Exhibit B.

                                  5. ROYALTIES
                                  ------------

         5.1 Except as otherwise required by law, Licensee shall pay to The Regents a royalty on Net Sales during the term of this Agreement in accordance with the following schedule:

                     Annual Net Sales                   Royalty Rate
                     ----------------                   ------------

                           ***                               ***
                           ***                               ***
                           ***                               ***

Upon receipt by The Regents of cumulative royalties of ***, the royalty rate shall be changed to ***. The aforementioned royalty rates in this Section 5.1 shall be reduced to the following in any country of the Territory where no Regents' Patent Rights exist:

                     Annual Net Sales                   Royalty Rate
                     ----------------                   ------------

                           ***                               ***
                           ***                               ***

Only one royalty shall be charged on each Licensed Product sold under this Agreement.

         5.2 Royalties payable to The Regents shall be paid to The Regents quarterly on or before the following dates of each calendar year:

*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

                    February 28

                    May 31

                    August 31

                    November 30

Each such payment will be for unpaid royalties which accrued within or prior to the most recently completed calendar quarter.

         5.3 Licensee shall pay to The Regents a minimum annual royalty equal to the amount set forth on the following schedule:

      Year of Commercial Marketing    1         2        3       4  & thereafter
                                     ---       ---      ---     ---
      Minimum Royalty                ***       ***      ***     ***

for the term of this Agreement beginning with the date of first commercial sale of Licensed Product. Such minimum annual royalty shall be paid to The Regents by the last day of the second month of each Year of Commercial Marketing and shall be credited against the earned royalty due and owing for the Year of Commercial Marketing in which the minimum payment was made. Each "Year of Commercial Marketing" shall commence on the first day of the calendar quarter immediately following the date of first commercial sale of Licensed Product or an anniversary thereof.

         5.4 All amounts due The Regents shall be payable in United States Dollars in San Francisco, California. When Licensed Products are sold for monies other than United States Dollars, the earned royalties will first be determined in the foreign currency of the country in which such Licensed Products were sold and then converted into equivalent United States Dollars. The exchange rate will be the United States Dollar exchange rate determined in accordance with

*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Generally Acceptable Accounting Principles and Licensee's normal accounting practices used by Licensee to record revenues from such country for the period in question.

         5.5 Royalties earned with respect to sales occurring in any country outside the United States shall not be reduced by any taxes, fees, or other charges imposed by the government of such country on the remittance of royalty income. Licensee shall also be responsible for all bank transfer charges.

         5.6 If at any time legal restrictions prevent the acquisition or prompt remittance of United States Dollars by Licensee with respect to any country where a Licensed Product is sold, Licensee shall pay royalties due to The Regents from Licensee's other sources of United States Dollars.

         5.7 In the event that any patent or any claim thereof included with Regents' Patent Rights shall be held invalid in a final decision by a court of competent jurisdiction and last resort and from which no appeal has or can be taken, all obligation to pay royalties based on such patent or claim or any claim patentably indistinct therefrom shall cease as of the date of such final decision. Licensee shall not, however, be relieved from paying any royalties that accrued before such decision or that are based on another patent or claim not involved in such decision, or that are based on Regents' Technology.

         5.8 If a license to the Invention has been granted to the United States Government, no royalties shall be payable hereunder on Licensed Products sold to the U.S. Government. Licensee and its sublicensees shall reduce the amount charged for Licensed Products sold to the United States Government by an amount equal to the royalty for such Licensed Products otherwise due The Regents as provided herein.

                                  6. DILIGENCE
                                  ------------

         6.1 Licensee, upon execution of this Agreement, shall use all reasonable efforts to develop, test, obtain regulatory approval, manufacture, and sell Licensed Products in all countries of the Territory and shall use all reasonable efforts to market Licensed Products in all such countries within a reasonable time after execution of this Agreement and in quantities sufficient to meet the market demands therefor. Licensee shall begin pharmacology and toxicology testing of test material, which testing need not comply with good laboratory practices, in several animal model systems within one hundred twenty
(120) days after receipt of such material (of a reasonably acceptable quality to Licensee) from the Inventors in accordance with the Research Agreements. If such material is not acceptable to Licensee, Licensee shall so notify The Regents in writing within sixty (60) days after receipt of such material.

         6.2 Licensee shall be entitled to exercise prudent and reasonable business judgment in meeting its diligence obligations hereunder.

         6.3 Licensee shall endeavor to obtain all necessary governmental approvals for the manufacture, use, and sale of Licensed Products.

         6.4 If Licensee fails to perform any of the following:

                  (6.4.1) proceed with development of Licensed Products substantially in accordance with the plan set forth on Exhibit B hereto; or

                  (6.4.2) submit an IND application on Licensed Product to the United States Food and Drug Administration prior to July 15, 1996; or

                  (6.4.3) submit an NDA application to the United States Food and Drug Administration prior to *** and foreign counterparts thereof to comparable agencies in Major Market Countries other than Japan prior to

*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

                           *** and in any other countries (including Japan) prior to ***; or

                  (6.4.4) commence commercial marketing of Licensed Products in each country of the Territory within the later of six
                           (6) months after receiving final marketing approval of such Licensed Product in such country, or sixty
                           (60) days after receiving written notice from Licensor requiring commencement of commercial marketing; or

                  (6.4.5) diligently fill the market demand for Licensed Products in each country following commencement of marketing in such country at all times during the exclusive period of this Agreement;

                  (6.4.6) spend an aggregate of not less than $250,000 for the development and marketing of Licensed Products during each year of this Agreement commencing August 15, 1995 and ending on the date of NDA submission and an aggregate of $300,000 during the first two (2) years of this Agreement;

                  (6.4.7) continue to support research under the Research Agreements at the levels and for the term provided for in the Research Agreements so long as the Research Agreements have not been terminated due to breach by The Regents;

then The Regents shall have the right and option, upon sixty (60) days written notice, either to terminate this Agreement or to reduce Licensee's exclusive license to a nonexclusive license as to both Regents' Patent Rights and Regents' Technology. If such termination or reduction is based on failure of diligence as to a particular country (including but not limited to each Major Market

*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Country), such termination or reduction shall be effective only as to such country or countries; in addition, at Licensee's request, The Regents shall consider Licensee's reasons for failure of diligence and shall negotiate in good faith during said sixty (60) day period for possible modification of royalty rates and/or diligence obligations in lieu of termination. Should Licensee fail to fulfill the diligence requirements or reach agreement with The Regents within said sixty (60) day period, the notice shall be effective at the end of said period. Funding paid under the Research Agreements may be counted in fulfilling the obligations in Section 6.4.6.

         (6.5) Upon Licensee's written request made within sixty (60) days after completion of Licensee's initial Phase II Clinical Trials for Licensed Product in the United States, and provided that such trials have been completed by September 1, 1998, the parties agree to negotiate in good faith for the possible revision of the submission dates as set forth in Section 6.4.3 for submitting marketing applications for Licensed Product in countries other than the United States. During such negotiations, the parties shall consider, among other things, regulatory requirements for such countries (including any need for additional or supplemental preclinical or clinical trials), standard industry practice, the remaining term of Regents' Patent Rights in such countries and the effect that revision of the submission dates would have on royalties due to The Regents hereunder.

         (6.6) In the event The Regents has terminated this Agreement under
Section 6.4.3 as to a country other than the United States or a Major Market Country, and The Regents wishes to grant a license for Licensed Products for such country to another licensee, The Regents shall first offer to relicense Licensed Products to Licensee on the more favorable (to The Regents) of (a) the terms and conditions in this Agreement or (b) the terms and conditions offered by the other potential licensee. Licensee shall have thirty (30) days after said offer to accept such offer in writing. If such offer is accepted, Licensee shall also pay to The Regents with such written acceptance a relicensing fee of Twenty Thousand Dollars ($20,000) per country.

                         7. PROGRESS AND ROYALTY REPORTS
                         -------------------------------

         7.1 Beginning February 28, 1994 and semi-annually thereafter, Licensee shall submit to The Regents, for the purpose only of allowing The Regents to follow the progress of development, a brief progress report in a form reasonably satisfactory to The Regents covering the activities of Licensee and its sublicensees related to the development and testing of all Licensed Products and the obtaining of the governmental approvals necessary for marketing. Such progress reports shall be made for each Licensed Product in each country of the Territory until the first commercial sale of such Licensed Product occurs in such country and thereafter (no more often than annually) if reasonably requested by The Regents.

         7.2 The progress reports submitted under section 7.1 shall include sufficient information to enable The Regents to determine Licensee's progress in fulfilling its obligations under Article 6 including, but not be limited to, the following topics:

         -   summary of work completed
         -   key scientific discoveries
         -   summary of work in progress
         -   current schedule of anticipated events or milestones
         - market plans for introduction of Licensed Products in countries of the Territory in which Licensed Product has not been introduced
         - a summary of resources (dollar value) spent in the reporting period for research, development and marketing of Licensed Product

         -   activities in obtaining sublicensees and activities of sublicensees
         -   progress under the Research Agreements

         7.3 Licensee shall have a continuing responsibility to keep The Regents informed of the large/small entity status (as defined by the United States Patent and Trademark Office) of itself and its sublicensees.

         7.4 Licensee shall report to The Regents in its immediately subsequent progress and royalty report the date of first commercial sale of a Licensed Product in each country.

         7.5 After the first commercial sale of a Licensed Product anywhere in the world, Licensee shall make quarterly royalty reports to The Regents on or before each February 28, May 31, August 31 and November 30 of each year. Each such royalty report shall show (a) the units and gross sales and Net Sales through the end of the most recent calendar quarter of each type of Licensed Products on which royalties have not been paid; (b) the royalties, in U.S. dollars, payable hereunder with respect to such sales; (c) the method used to calculate the royalty; and (d) the exchange rates used, if any.

         7.6 If no sales of Licensed Products have been made during any reporting period, a statement to this effect shall be made by Licensee.

                              8. BOOKS AND RECORDS
                              --------------------

         8.1 Licensee shall keep books and records accurately showing all Licensed Products manufactured, used, and/or sold under the terms of this Agreement. Such books and records shall be preserved for at least (5) years from the date of the royalty payment to which they pertain and shall be open to inspection by representatives or agents of The Regents at reasonable times upon reasonable notice. Licensee shall not be required to retain books and records showing transactions required to calculate royalties for more than five (5) years.

         8.2 The out of pocket costs incurred by The Regents in having its representatives perform such an examination shall be borne by The Regents. However, if an error in royalties of more than five percent (5%) of the total royalties due for any year is discovered, then such out of pocket costs shall be borne by Licensee.

                  9. TERM OF THE AGREEMENT/RESEARCH AGREEMENTS
                  --------------------------------------------

         9.1 Unless otherwise terminated by operation of law or by acts of the parties in accordance with the provisions of this Agreement, this Agreement shall be in force from the effective date recited on page one and shall remain in effect in each country of the Territory until the longer of, (i) expiration of the last-to-expire patent licensed under this Agreement in such country or,
(ii) ten years from the date of first commercial sale of Licensed Product in such country. Upon expiration of this Agreement as to any country with respect to which Licensee has performed all its obligations hereunder, Licensee shall have a paid up license to Regents' Technology for such country.

         9.2 Any expiration or termination of this Agreement shall not affect the rights and obligations set forth in the following Articles:

             Article 8     Books and Records
             Article 12    Disposition Upon Termination
             Article 13    Use of Names, Trademarks and Confidential Information
             Article 18    Indemnification
             Article 23    Failure to Perform

             Article 28    Confidentiality

         9.3 Licensee shall enter into agreements with The Regents concerning Research Agreements and/or an alternative, reasonably satisfactory to The Regents, within four (4) months of execution of this Agreement for at least Three Hundred Thousand Dollars ($300,000), plus shall arrange to fund the production of approximately one hundred (100) grams of at least one of the two leading candidate illudin NCE's over the next forty two (42) months by the Inventors, at a cost of approximately Seventy Five Thousand Dollars ($75,000). Improvements to Regents' Patent Rights or Regents' Technology conceived and first reduced to practice under the Research Agreements shall fall within the scope of this Agreement. If any inventions other than Improvements are conceived and first reduced to practice under the Research Agreements, Licensee shall have the first right to negotiate a license thereto, as provided in the Research Agreements. If any such inventions which are not Improvements are added to this Agreement new License Issue Fees, License Maintenance Fees, Milestone Payment Fees, royalties, minimum royalties and diligence provisions will be negotiated by the parties in good faith on commercially reasonable terms.

                         10. TERMINATION BY THE REGENTS
                         ------------------------------

         10.1 If Licensee should breach or fail to perform any material provision of this Agreement, then The Regents may give written notice of such default (Notice of Default) to Licensee. If Licensee should fail to cure such default within sixty (60) days of the effective date of such notice, The Regents shall have the right to terminate this Agreement and the licenses herein by a second written notice (Notice of Termination) to Licensee. If a Notice of Termination is sent to Licensee, this Agreement shall automatically terminate on the effective date of such notice. Such termination shall not relieve Licensee of its obligation to pay all amounts due to The Regents as of the effective date of termination and shall not impair any accrued rights of The Regents. Such Notices shall be subject to Article 19 (Notices).

                           11. TERMINATION BY LICENSEE
                           ---------------------------

         11.1 Licensee shall have the right at any time to terminate this Agreement in whole or as to any portion of Regents' Patent Rights by giving notice in writing to The Regents. Such notice of termination shall be subject to
Article 19 (Notices), and termination of this Agreement shall be effective ninety (90) days from the effective date of such notice.

         11.2 Any termination pursuant to the above paragraph shall not relieve the Licensee of any obligation or liability accrued hereunder prior to such termination or rescind anything done by Licensee or any payments made to The Regents hereunder prior to the time such termination becomes effective, and such termination shall not affect in any manner any rights of The Regents arising under this Agreement prior to such termination.

          12. DISPOSITION OF LICENSED PRODUCTS ON HAND UPON TERMINATION
          -------------------------------------------------------------

         12.1 Upon termination of this Agreement by either party (i) Licensee shall have the privilege of disposing of all previously made or partially made Licensed Products, but no more, within a period of one hundred and twenty (120) days, provided, however, that the sale of such Licensed Products shall be subject to the terms of this Agreement including, but not limited to, the payment of royalties at the rate and at the time provided herein and the rendering of reports thereon; (ii) Licensee shall promptly return, and shall cause its Affiliates and sublicensees to return to The Regents all Regents' Technology and other property belonging to The Regents, if any, which has been provided to Licensee or its Affiliates or sublicensees hereunder, and all copies and facsimiles thereof and derivatives therefrom (except that Licensee may retain one copy of written material for record purposes only, provided such material is not used by Licensee for any other purpose and is not disclosed to others); and (iii) upon election by The Regents and reimbursement of Licensee's direct costs to acquire or develop such information, Licensee shall provide The Regents with copies of all information relating to Licensed Product or Licensed Method developed or acquired by Licensee or its Affiliates, and The Regents shall have the worldwide non-exclusive right to use such information in connection with its research and in connection with the relicensing of Regents' Patent Rights and Regents' Technology, provided, however, that the provisions of (iii) shall apply only if this Agreement is voluntarily terminated by Licensee under the provisions of
Section 11.1. or terminated for cause by The Regents under the provisions of
Section 6.4 or 10.1.

                         13. USE OF NAMES AND TRADEMARKS
                         -------------------------------

         13.1 Nothing contained in this Agreement shall be construed as conferring any right on Licensee or its Affiliates to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of The Regents (including contraction, abbreviation or simulation of any of the foregoing). Unless required by law, the use by Licensee of the name, "The Regents of the University of California" or the use by Licensee of the name of "The University of California" or any campus of the University of California is expressly prohibited and Licensee shall not use such names in any manner without The Regents' prior written consent.

                              14. LIMITED WARRANTY
                              --------------------

         14.1 Except as otherwise provided in this Article and except for the licenses to the United States Government under 35 U.S.C. 200 et seq., The Regents warrants to Licensee that it has the lawful right to grant this license and has not granted any previous express licenses on or to The Regents' Patent Rights. To the best of the knowledge of The Regents' Manager of Health Care

Licensing, The Regents has granted no express or implied licenses to Regents' Patent Rights or Regents' Technology.

         14.2 This license and the associated Invention are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. THE REGENTS MAKES NO REPRESENTATION OR WARRANTY THAT THE LICENSED PRODUCTS OR LICENSED METHODS OR REGENTS TECHNOLOGY WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

         14.3 IN NO EVENT WILL THE REGENTS BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM EXERCISE OF THIS LICENSE OR THE MANUFACTURE, SALE OR USE OF THE INVENTION OR LICENSED PRODUCTS OR LICENSED METHODS OR REGENTS' TECHNOLOGY.

         14.4     Nothing in this Agreement shall be construed as:

                  (14.4.1) a warranty or representation by The Regents as to the validity or scope of any Regents' Patent Rights; or

                  (14.4.2) a warranty or representation that anything made,
                           used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third parties; or

                  (14.4.3) an obligation to bring or prosecute actions or suits against third parties for patent infringement except as provided in Article 17; or

                  (14.4.4) conferring by implication, estoppel or otherwise any license or rights under any patents or other property rights of The Regents other than Regents' Patent Rights, Licensed Methods and Regents' Technology as defined herein, regardless of whether such patents are dominant or subordinate to Regents' Patent Rights; or

                  (14.4.5) an obligation to furnish any information not provided in Regents' Patent Rights or Regents' Technology (as delivered to Licensee prior to the effective date of this Agreement or under the Research Agreements or pursuant to Section 2.4 of this Agreement).

                     15. PATENT PROSECUTION AND MAINTENANCE
                     --------------------------------------

         15.1 The Regents shall diligently prosecute and maintain the United States patents comprising Regents' Patent Rights using counsel of its choice. The Regents' counsel shall take instructions only from The Regents. The Regents shall provide Licensee with copies of all relevant documentation so that Licensee may be informed and apprised of the continuing prosecution. Licensee shall keep said documentation confidential in accordance with Article 28.

         15.2 The Regents shall use reasonable efforts to amend any patent application to include claims reasonably requested by Licensee to protect the products contemplated to be sold under this Agreement.

         15.3 The Regents shall cooperate with Licensee in applying for an extension of the term of any patent included within Regents' Patent Rights if appropriate under the Drug Price Competition and Patent Term Restoration Act of 1984. Licensee shall prepare all such documents, and The Regents agrees to execute such documents and to take such additional action as Licensee may reasonably request in connection therewith.

         15.4 All past, present, and future costs of preparing, filing, prosecuting, defending and maintaining all United States patent applications and/or patents, including interferences and opposition, and all corresponding foreign patent applications and patents covered by Regents' Patent Rights shall be borne by Licensee. Such costs include patent prosecution costs for this Invention incurred by The Regents prior to the execution of this Agreement of approximately $49,652.99 based on information currently available to The Regents, which amount shall be due within thirty (30) days of the execution of this Agreement. Current and future costs for patent prosecution and maintenance shall be billed to Licensee by The Regents as incurred and shall be payable within thirty (30) days of the billing date. The Regents shall use reasonable efforts to deliver all billings to Licensee no later than five (5) days after the start of such thirty (30) day period.

         15.5 The Regents shall, at the request of Licensee, file, prosecute, and maintain patent applications and patents covered by Regents' Patent Rights in foreign countries if available. Licensee consents to the filing of all PCT and foreign patent applications that have already been filed as of the effective date of this Agreement. Licensee shall notify The Regents within seven (7) months of the filing of the corresponding United States application of its decision to obtain all other foreign patents. Such notice shall be in writing, and shall identify the countries desired. The absence of such a notice from Licensee shall be considered by The Regents to be an election not to request foreign rights.

         15.6 The preparation, filing and prosecuting of all foreign patent applications filed at Licensee's request, as well as the defense and maintenance of all resulting patents, shall be at the sole expense of Licensee. Such patents shall be held in the name of The Regents and shall be obtained using counsel of The Regents' choice.

         15.7 Licensee's obligation to underwrite and to pay patent prosecution costs shall continue for so long as this Agreement remains in effect, provided, however, that Licensee may terminate its obligations with respect to any given patent application or patent upon three
(3) months written notice to The Regents. The Regents shall use its best efforts to curtail patent cost when such a notice is received from Licensee. Licensee shall promptly pay patent costs which cannot be so curtailed. Commencing on the effective date of the notice, The Regents may continue prosecution and/or maintenance of such applications(s) or patent(s) at its sole discretion and expense, and Licensee shall have no further rights or licenses thereunder.

         15.8 The Regents shall have the right to file patent applications at its own expense in any country or countries in which Licensee has not elected to secure patent rights or in which Licensee's patent rights hereunder have terminated, and such applications and resultant patents shall not be subject to this Agreement and may be freely licensed by The Regents to others together with Regents' Technology for such country or countries. In the event The Regents has filed a patent application at its own expense in a country hereunder other than a Major Market Country, a member of the European Economic Community or EFTA, or the United States, and in the event The Regents wishes to grant a license for Licensed Products for such country to another licensee, The Regents shall first offer to relicense Licensed Products for each country to Licensee on the more favorable (to The Regents) of (a) the terms and conditions of this Agreement, or
(b) the terms and conditions offered by the other potential licensee. Licensee shall have thirty (30) days to accept such offer. If such offer is accepted, Licensee shall pay to The Regents a relicensing fee of four (4) times its cost of obtaining patent rights in such country or Twenty Thousand Dollars ($20,000) whichever is greater.

                               16. PATENT MARKING
                               ------------------

         16.1 Licensee shall mark all Licensed Products made, used or sold under the terms of this Agreement, or their containers, in accordance with the applicable patent marking laws.

                             17. PATENT INFRINGEMENT
                             -----------------------

         17.1 In the event that Licensee shall learn of the substantial infringement of any patent licensed under this Agreement, Licensee shall call The Regents' attention thereto in writing and shall provide The Regents with reasonable evidence of such infringement. Both parties to this Agreement agree that during the period and in a jurisdiction where Licensee has exclusive rights under this Agreement, neither will notify a third party of the infringement of any of Regents' Patent Rights without first obtaining consent of the other party, which consent shall not be unreasonably withheld. Both parties shall use reasonable efforts in cooperation with each other to terminate such infringement without litigation.

         17.2 Licensee may request that The Regents take legal action against the infringement of Regents' Patent Rights. Such request shall be made in writing and shall include reasonable evidence of such infringement and damages to Licensee. If the infringing activity has not been abated within ninety (90) days following the effective date of such request, The Regents shall have the right to:

                  a)       commence suit on its own account; or

                  b)       refuse to participate in such suit,

and The Regents shall give notice of its election in writing to Licensee by the end of the one hundredth (100th) day after receiving notice of such request from Licensee. In the event The Regents elects to bring suit in accordance with this paragraph, Licensee may thereafter join such suit at its own expense. Licensee may thereafter bring suit-for patent infringement if and only if The Regents elects not to commence suit and if the infringement occurred during the period and in a jurisdiction where Licensee had exclusive rights under this Agreement. However, in the event Licensee elects to bring suit in accordance with this paragraph, The Regents may thereafter join such suit at its own expense.

         17.3 Such legal action as is decided upon shall be at the expense of the party on account of when suit is brought and all recoveries recovered thereby shall belong to such party, provided, however, that legal action brought jointly by The Regents and Licensee and participated in by both shall be at the joint expense of the parties and all recoveries shall be shared jointly by them in proportion to the share of expense paid by each party.

         17.4 Each party shall cooperate with the other in litigation proceedings instituted hereunder but at the expense of the party on account of whom suit is brought. Such litigation shall be controlled by the party bringing the suit, except that either party may be represented by counsel of its choice in any suit brought by the other party, at the expense of the party choosing representation by separate counsel.

                               18. INDEMNIFICATION
                               -------------------

         18.1 Licensee shall (and shall require its sublicensees to) indemnify, hold harmless and defend The Regents, its officers, employees, and agents, the sponsors of the research that led to the Invention, and the Inventors against any and all claims, suits, losses, liabilities, damages, costs, fees, and expenses resulting from or arising out of exercise of this license or any sublicense. This indemnification includes, but is not limited to, all product liability.

         18.2 Licensee, at its sole cost and expense, shall insure its activities in connection with the work under this Agreement and obtain, keep in force and maintain Comprehensive or Commercial

Form General Liability Insurance (contractual liability included), or an equivalent program of self insurance, with limits as follows:

                  (a)      Each Occurrence $1,000,000

                  (b)      Products/Completed Operations Aggregate $5,000,000

                  (c)      Personal and Advertising Injury $1,000,000

                  (d)      General Aggregate (commercial form only $5,000,000



         It is expressly understood, however, that the coverages and limits referred to under the above shall not in any way limit the liability of Licensee. Licensee shall furnish The Regents with certificates of insurance evidencing compliance with all requirements. Such certificates shall:

                  (18.2.1) Provide for thirty (30) day advance written notice to
                           The Regents of a modification.

                  (18.2.2) Indicate that The Regents has been endorsed as an additional insured under the coverages referred to under the above.

         18.3 The Regents shall promptly notify Licensee in writing of any claim or suit brought against The Regents in respect of which The Regents intends to invoke the provisions of this Article 18. Licensee shall keep The Regents informed on a current basis of its defense of any claims pursuant to this
Article 18.

                                   19. NOTICES
                                   -----------

         19.1 Any notice or payment required to be given to either party shall be deemed to have been properly given and to be effective (a) on the date of delivery if delivered in person or (b) five (5) days after mailing if mailed by first-class certified mail, postage paid, to the respective addresses given below, or to such other address as it shall designate by written notice given to the other party.

         In the case of Licensee:       MGI PHARMA, INC.
                                        300 E Opus Center
                                        9900 Bren Road East
                                        Minneapolis, MN 55343-9667
                       Attention:       Vice President - General Counsel


      In the case of The Regents:       THE REGENTS OF THE UNIVERSITY OF
                                          CALIFORNIA
                                        1320 Harbor Bay Parkway, Suite 150
                                        Alameda, California 94502
                       Attention:       Assistant Director, Office of Technology
                                          Transfer
                                        Referring to: UC Case No. 88-196



                                20. ASSIGNABILITY
                                -----------------

         20.1 This Agreement is binding upon and shall inure to the benefit of The Regents, its successors and assigns, but shall be personal to Licensee and assignable by Licensee only with the written consent of The Regents, which consent shall not be unreasonably withheld, or without the written consent of The Regents to a purchaser of substantially all of the pharmaceutical business of Licensee.

                                21. LATE PAYMENTS
                                -----------------

         21.1 In the event royalty payments or -fees -or patent, cost reimbursements are not received by The Regents when due, Licensee shall pay to The Regents interest charges at a rate of ten (10) percent compounded per annum. Such interest shall be calculated from the date payment was due until actually received by The Regents.

                                   22. WAIVER
                                   ----------

         22.1 It is agreed that no waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

                             23. FAILURE TO PERFORM
                             ----------------------

         23.1 In the even of a failure of performance due under the terms of this Agreement and if it becomes necessary for either party to undertake legal action against the other on account thereof, then the prevailing party shall be entitled to reasonable attorney's fees in addition to costs and necessary disbursements.

                               24. GOVERNING LAWS
                               ------------------

         24.1 THIS AGREEMENT SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, but the scope and validity of any patent or patent application shall be governed by the applicable laws of the country of such patent or patent application.

                    25. PREFERENCE FOR UNITED STATES INDUSTRY
                    -----------------------------------------

         25.1 Because this Agreement grants the exclusive right to use or sell the Invention in the United States, Licensee agrees that any products embodying this Invention or product through the use thereof, which are intended to be used or sold in the United States, will be manufactured substantially in the United States.

                26. FOREIGN GOVERNMENT APPROVAL AND REGISTRATION
                ------------------------------------------------

         26.1 If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, Licensee shall assume all legal obligations to do so and the costs in connection therewith.

                             27. EXPORT CONTROL LAWS
                             -----------------------

         27.1 Licensee shall observe all applicable United States and foreign laws with respect to the transfer of Licensed Products and related technical data to foreign countries, including, without limitation, the International Traffic in Arms Regulations (ITAR) and the Export Administration Regulations.

                               28. CONFIDENTIALITY
                               -------------------

         28.1 Licensee shall not use Data except for the sole purpose of performing under the terms of this Agreement; shall safeguard Data against disclosure to others with the same degree of care as it exercises with its own data of a similar nature; and shall not disclose Data to others (except to its employees, agents or consultants, Affiliates or sublicensees who are bound to Licensee by a like obligation of confidentiality) without the express written permission of The Regents, except that Licensee shall not be prevented from using or disclosing any of the Data:

                  (28.1.1) which Licensee can demonstrate by written
                           records was previously known to it;

                  (28.1.2) which is now, or becomes in the future, information generally available to the public in the form supplied, other than through acts or omissions of Licensee;

                  (28.1.3) which is lawfully obtained by Licensee from sources independent of The Regents; and

                  (28.1.4) whose use or disclosure is required by law (including requirements of government regulatory authorities).

The obligations of Licensee under this Section 28.1 shall continue for a period ending the later of (i) five (5) years from the early termination of this Agreement in its entirety or (ii) the expiration date of this Agreement in its entirety provided The Regents has not given written notice to Licensee within ninety (90) days after such expiration that Licensee is in default of its obligations under this Agreement.

                29. INFRINGEMENT UNDER DRUG PRICE COMPETITION ACT
                -------------------------------------------------

         29.1 In the event either party receives notice pertaining to any patent included within Regents' Patent Rights pursuant to the Drug Price Competition and Patent Term Restoration Act of 1984, (Public Law 98-417, hereinafter, "the Act") including but not necessarily limited to notices pursuant to Sections 101 and 103 of the Act from persons who have filed an Abbreviated New Drug Application ("ANDA") or a "paper" New Drug Application, ("paper NDA"), or in the case of an infringement of Regents' Patent Rights as defined in Section 271(e) of Title 35 of the United States Code, such party shall notify the other party promptly but in no event later than ten (10) days after receipt of such notice.

         29.2 If Licensee wishes action to be taken against such infringement, as provided in the Act, Licensee shall request such action by written notice to The Regents. Within thirty (30) days of receiving said request, The Regents will give written notice to Licensee of its election to:

                  (29.2.1) commence suit on its own account; or

                  (29.2.2) refuse to participate in such suit.

In the event The Regents elects to bring suit in accordance with this paragraph, Licensee may thereafter join such suit at its own expense. Licensee may thereafter bring suit for patent infringement as provided by the Act if and only if The Regents elects not to commence suit and if the infringement occurred during the period that Licensee had exclusive rights in the United States under this Agreement. However, in the event Licensee elects to bring suit in accordance with this paragraph, The Regents may thereafter join such suit at its own expense.

         29.3 The provisions of paragraphs 17.3 and 17.4 shall likewise apply to any legal action brought under this Article 29.

         29.4 The Regents hereby authorizes Licensee to include in any NDA for a Licensed Product, a list of patents included within Regents' Patent Rights identifying The Regents as patent owner.

                                30. MISCELLANEOUS
                                -----------------

         30.1 The headings of the several articles are inserted for convenience of reference only and are not intended to a part of or to affect the meaning or interpretation of this Agreement.

         30.2 This Agreement shall not be binding upon the parties until it has been signed below on behalf of each party, in which event, it shall be effective as of the date recited on page one.

         30.3 No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed on behalf of each party.

         30.4 This Agreement and the option agreement referred to in Section 4.4 hereof and the Research Agreements referred to in Section 9.3 hereof embody the entire understanding of the parties and shall supersede all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof. The Secrecy Agreement is hereby terminated. In the event of an inconsistency between this Agreement and the Research Agreements, this Agreement shall prevail.

         30.5 In case any of the provisions contained in this Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, but this Agreement shall be construed as if such invalid or illegal or unenforceable provisions had never been contained herein.

         IN WITNESS WHEREOF, both The Regents and Licensee have executed this Agreement (which includes Exhibits A and B attached hereto), in duplicate originals, by their duly authorized representatives, on the day and year hereinafter written.

MGI PHARMA, INC.                         THE REGENTS OF THE UNIVERSITY
                                            OF CALIFORNIA


By:  /s/ Charles C. Muscoplat            By:   /s/ William T. Davis
   ------------------------------           -----------------------------

Name:  Charles C. Muscoplat               Name:  William T. Davis

Title: Executive Vice President,          Title: Associate Director
       New Business                              Office of Technology Transfer



Date:          8/31/93                   Date:         8/31/93
     ----------------------------             ---------------------------

                                                                       EXHIBIT A

                             STOCK OPTION AGREEMENT
                               FOR THE PURCHASE OF
                             SHARES OF COMMON STOCK
                                       OF
                                MGI PHARMA, INC.

     This Agreement is made this ___ day of August, 1993, by and between MGI PHARMA, INC., a Minnesota corporation (the "Company"), and THE REGENTS OF THE UNIVERSITY OF CALIFORNIA ("Optionee").

     WHEREAS, the Company and Optionee have entered into an Exclusive License Agreement for Method of Treating Tumors Using Illudin Analogs (U.C. Case No. 88-196-1,-2,-3) dated as of the date hereof (the "License Agreement"); and

     WHEREAS, pursuant to the License Agreement, Optionee is entitled to receive options to purchase shares of common stock, $.01 par value per share (the "Common Stock"), of the Company upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

     1. Grant of Option. The Company hereby grants Optionee the right and option (the "Option") to purchase all or any part of an aggregate of *** shares of Common Stock on the terms and conditions set forth in this Agreement.

     2. Vesting of Exercise Rights. Subject to the terms and conditions of this Agreement, the Option granted hereby shall become vested and exercisable at option exercise prices, subject to adjustments as noted below (the "option exercise price"), as follows:

          (a) Options to purchase *** shares of Common Stock will vest and become immediately exercisable as of the date of this Agreement at an option exercise price per share equal to the dosing price of the Common Stock as reported on the NASDAQ National Market System on the date of this Agreement.

          (b) Options to purchase *** shares of Common Stock will vest and become exercisable in installments of options to purchase *** shares of Common Stock, commencing on the first anniversary of the date of this Agreement and continuing on each anniversary thereafter until all such options have vested. Such options will be exercisable at the option exercise price per share equal to the sum of (i) the closing price of the Common Stock as reported on the NASDAQ National Market System on the date of Agreement and (ii) ***.

*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

          (c) Except as otherwise set forth below, options to purchase *** shares of Common Stock will vest and become exercisable upon the earlier of
     G) the date on which a new drug application is filed with the United States Food and Drug Administration ("FDA") in accordance with the provisions of the License Agreement or (ii) ***. Such options will be exercisable at an option exercise price per share equal to the lesser of (i) *** or (ii) the closing price of the Common Stock as reported on the NASDAQ National Market System on the date which is three years after the date of this Agreement.

          (d) Except as otherwise set forth below, options to purchase *** shares of Common Stock will vest and become exercisable upon the date of receipt of final marketing approval in the United States (as determined in accordance with the License Agreement). Such options will be exercisable at an option exercise price per share equal to the lesser of (i) *** or (ii) the closing price of the Common Stock as reported on the NASDAQ National Market System on the date which is five years after the date of this Agreement.

     Notwithstanding, the vesting schedule set forth in (c) and (d) above, in the event that there are NDA equivalent submissions or final marketing approvals in any Major Market Countries (as such terms are used in the License Agreement) prior to an NDA submission or final marketing approval in the United States and the Company is obligated to pay the Regents Milestone Payment Fees (as such term is defined in the License Agreement) under the License Agreement, (i) the options described in (c) above shall vest and become exercisable in installments of options to purchase *** shares of Common Stock upon the submission of an NDA equivalent in each Major Market Country, and (ii) the options described in (d) above shall vest and become exercisable in installments of options to purchase *** shares of Common Stock upon the receipt of final marketing approvals in each Major Market Country; provided, however, that if at any time there is an NDA submission or receipt of final marketing approval in the United States all options described in (c) and (d) above shall-vest and become exercisable in full as described in (c) and (d) above.

     3. Termination of Vesting; Termination of Options.

          (a) Notwithstanding the vesting provisions contained in Section 2 hereof, none of the options described in such Section 2 shall continue to vest upon the earlier of (i) termination of the License Agreement and (ii) fifteen (15) years from the date of this Agreement.

          (b) Upon vesting in full of the respective options described in
     Section 2 hereof (and subject to the provisions of Section 3(a) hereof), Optionee agrees to exercise such options no later than the date which is fifteen (15) years from the date of this Agreement. If Optionee shall fail to exercise such options within the time period set forth in this Section 3(b), such options shall terminate and be of no further force and effect.

*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

     4. Method of Exercise of Option. Subject to the foregoing, the Option may be exercised, in whole or in part, by written notice of exercise delivered to the Company at least twenty (20) days prior to the intended date of exercise at the principal office of the Company and upon payment to it by cash, certified check or ,bank draft of the option exercise price for such shares. The shares so purchased shall be deemed to be issued as of the later of (i) the close of business on the date of exercise set forth in the notice of exercise or (ii) the date of payment to the Company of the applicable option exercise price. Certificates for the shares of stock so purchased, bearing the restrictive legend set forth at the end of this Agreement, shall be delivered to the holder within fifteen (15) days after options shall have been exercised.

     5. Nonassessability/Reservation for Issuance. The Company covenants and agrees that all shares that may be issued upon exercise of the Option shall, upon issuance, be duly authorized and issued, fully paid and nonassessable shares. The Company further covenants and agrees that the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the Option, a sufficient number of shares of its Common Stock.

     6. Anti-Dilution Provisions. The option exercise price shall be subject to adjustment from time to time as hereinafter provided in this Section 6.

          (a) If the Company at any time divides the outstanding shares of its Common Stock into a greater number of shares (whether pursuant to a stock split, stock dividend or otherwise), and conversely, if the outstanding shares of its Common Stock are combined into a smaller number of shares, the option exercise price in effect immediately prior to such division or combination shall be proportionately adjusted to reflect the reduction or increase in the value of each such common share.

          (b) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for such common shares, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, Optionee shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Agreement and in lieu of the shares of the Common Stock immediately theretofore purchasable and receivable upon the exercise of the Option, such shares of stock, other securities or assets as would have been issued or delivered to Optionee if it had exercised the Option and had received such shares of Common Stock prior to such reorganization, reclassification, consolidation, merger or sale. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to Optionee at the last address of Optionee appearing on the books of the

     Company, the obligation to deliver to Optionee such shares of stock, securities or assets as, in accordance with the foregoing provisions, Optionee may be entitled to purchase.

          (c) If the Company takes any other action, or if any other event occurs, which does not come within the scope of the provisions of Section 6(a) or 6(b), but which should result in an adjustment in the option exercise price and/or the number of shares subject to the Option in order to fairly protect the rights of Optionee, an appropriate adjustment shall be made by the Company.

          (d) Upon each adjustment of the option exercise price, Optionee shall thereafter be entitled to purchase, at the option exercise price resulting from such adjustment, the number of shares obtained by multiplying the option exercise price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the option exercise price resulting from such adjustment.

          (e) Upon any adjustment of the option exercise price, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to Optionee at the last address of Optionee as shown on the books of the Company, which notice shall state the option exercise price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of the Option, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     7. No Rights as a Shareholder. Optionee shall have no rights as a shareholder with respect to shares covered by the Option until the date of the issuance of a stock certificate therefor following due and proper exercise of such Option.

     8. Restrictions on Transfer.

          (a) Optionee, by acceptance hereof, agrees to give written notice to the Company before transferring this Option or transferring any shares of the Common Stock issuable or issued upon the exercise of this Option of Optionee's intention to do so, describing briefly the manner of any proposed transfer of the Option represented hereby or Optionee's intention as to the shares of Common Stock issuable upon the exercise hereof or the intended disposition to be made of shares of Common Stock upon such exercise. Promptly upon receiving such written notice, the Company shall present copies thereof to counsel for the Company. If, in the opinion of such counsel, the proposed transfer of the Option represented hereby or disposition of shares may be effected without registration or qualification (under any federal or state law) of the Option or the shares of Common Stock issuable or issued upon the exercise hereof, the Company, as promptly as practicable, shall notify Optionee of such opinion, whereupon Optionee shall be entitled to transfer the Option, or to exercise the Option in accordance with its terms and dispose of the shares received upon such exercise or to dispose of shares of Common Stock received upon the previous exercise of the Option, all in accordance with the terms of the notice delivered by Optionee to the Company, provided that an appropriate legend in substantially the form set forth at the end of this Agreement respecting the foregoing restrictions on transfer and disposition may be endorsed on this Agreement or the certificates for such shares.

          (b) Subject to the provisions of Section 8(a), this Agreement and all rights hereunder are transferable, in whole or in part, at the principal office of the Company by Optionee in person or by duly authorized attorney, upon surrender of this Agreement properly endorsed to any person or entity who represents in writing that he/it is acquiring the Option represented hereby for investment and without any view to the sale or other distribution thereof. Each holder of the Option represented hereby, by taking or holding the same, consents and agrees that the bearer of this Agreement, when endorsed, may be treated by the Company and all other persons dealing with this Agreement as the absolute owner hereof for any purpose and as the person entitled to exercise the Option, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered owner hereof as the owner for all purposes.

          (c) Notwithstanding the provisions of Sections 8(a) and (b) hereof, Optionee intends to transfer certain options granted hereunder to the Inventors (as that term is defined under the License Agreement), in accordance with Optionee's Patent Policy. The Company waives the requirements of Sections 8(a) and (b) hereof only with respect to the transfer of options to the Inventors as outlined in this Section 8(c).

          (d) Shares of the Company's Common Stock are presently traded on. the NASDAQ National Market System, and, at the time of the signing of this Agreement, the Company satisfies the requirements of Rule 144 ("Rule 144") of the Securities Act of 1933, as amended (the "Securities Act"), so as to enable Common Stock of the Company to be sold under the provisions of Rule
     144. The Company agrees to make all efforts to continue to meet the requirements of Rule 144 or any successor or equivalent thereto promulgated by the Securities and Exchange Commission (the Commission").

     9. Registration Rights.

          (a) If the Company receives a request signed by the holders, in the aggregate, of at least 50% of the shares of Common Stock issued or issuable upon exercise of the Option (all such persons making such request being hereinafter referred to in this Section 9 as the "Requesting Holders") stating that such Requesting Holders desire to have (i) a specified number of the shares of Common Stock issued or issuable upon exercise of the Option and/or (ii) except as otherwise provided below, the shares of the Common Stock (including, without limitation, any greater number of shares of Common Stock issued pursuant to a stock split, stock dividend or otherwise with respect to such shares) issued to Optionee pursuant to the License Agreement (the "Restricted Shares" and together with the shares issued or issuable upon exercise of the Option, the "Demand Shares") registered under the Securities Act on Form S-3 or any successor or equivalent thereto adopted under the Securities Act ("Form S-3"), the Company shall, as soon as practicable (and in no event later than nine (9) months from the date that the Company receives the request from the Requesting Holders), use its best efforts to file a registration statement on Form S-3 under the Securities Act covering such Demand Shares and the proposed sale or distribution referred to in such notice and to cause such registration to become effective under the Securities Act as soon as practicable after the filing thereof. If the Company shall have begun the process of registering shares of its Common Stock prior to receipt of the request of the Requesting Holders pursuant to this Section 9, the Company, in its sole reasonable discretion, shall determine whether such Demand Shares shall be included as a part of such offering. If the Company determines that such Demand Shares shall not be included in such offering, then the holders of such Demand Shares shall not be deemed to have exercised the right to require the Company to register the Demand Shares pursuant to this Section 9.

     In the event the Company determines to include unissued shares in any public offering pursuant to a registration statement initiated by Requesting Holders and in the good faith judgment of the managing underwriter of such public offering (if applicable), the inclusion of such securities would interfere with the successful marketing of the Demand Shares or require the exclusion of any portion of the Demand Shares to be registered, the Company shall include first the securities of the Requesting Holders and then any unissued shares. The Company shall be obligated to prepare and file no more than one registration statement pursuant to this Section 9.

     In the event that the holders of a majority of the Demand Shares for which registration has been requested pursuant to this Section 9 determine for any reason not to proceed with a public distribution or sale at any time before the Form S-3 covering the Demand Shares to be sold publicly has been declared effective by the Commission, and such Form S-3, if theretofore filed with the Commission, is withdrawn with respect to the Demand Shares covered thereby, and the holders of such Demand Shares agree to bear their own expenses incurred in connection therewith and to reimburse the Company for the expenses incurred by it attributable to the registration of such Demand Shares, then the holders of such shares shall not be deemed to have exercised the right to require the Company to register Demand Shares pursuant to this Section 9. If a registration statement filed by the Company at the request of Requesting Holders pursuant to this Section 9 is (i) withdrawn at the initiative of the Company or (ii) is not declared effective by the Commission within three (3) months of the filing of the registration statement with the Commission, then the holders of Demand Shares shall not be deemed to have exercised the right to require the Company to register Demand Shares pursuant to this Section 9. The right of the Requesting Holders to request a registration of the Restricted Shares pursuant to this
Section 9 shall not apply provided that the Company shall deliver an opinion of its counsel that all of the Restricted Shares which such Requesting Holders proposes to sell may lawfully be sold or distributed publicly without registration under Rule 144.

     The managing underwriter, if any, of an offering registered pursuant to this Section 9 shall be selected by the Company and shall be reasonably acceptable to the Requesting Holders.

          (b) in connection with any registration of Demand Shares under the Securities Act pursuant to this Section 9, the Company will furnish each Requesting Holder whose Demand Shares are registered thereunder with a copy of the registration statement and all amendments thereto and will supply each such Holder with copies of any prospectus included therein (including a preliminary prospectus and all amendments and supplements thereto), in such quantities as may be reasonably necessary for the purposes of the proposed sale or distribution covered by such registration. In connection with any such registration of Demand Shares, the Company will, at the request of the managing underwriters with respect thereto (if applicable), use its best efforts to qualify such registered shares for sale under the securities of "blue sky" laws of such states as is reasonably required to permit the distribution of such registered shares; provided, however, that the Company shall not be required in connection therewith or as a condition thereof to qualify to do business in any state where it is not then qualified or to take any action that would subject it to tax or to the general service of process in any state where it is not then subject.

     If at any time during the effectiveness of the registration statement, the Company determines, after consulting with its legal counsel, that the latest prospectus provided to the Requesting Holders fails or may fail to comply with the requirements of the Securities Act or any rule promulgated thereunder and such non-compliance could result in liability to the Company or the Requesting Holders, the Company shall notify the Holders who have not then sold all of their shares included in the registration not to use the prospectus until such time (not later than 30 days from the date of such notice) as the Company prepares and delivers a prospectus that is not defective (or files any document that is incorporated by reference in the existing prospectus). During such period, the Company shall instruct its transfer agent to impose stop-transfer notices on the Company's Common Stock transfer books.

          (c) Except as otherwise required by state securities or "blue sky" laws or the rules and regulations promulgated thereunder, all expenses, disbursements and fees incurred by the Company in connection with carrying out its obligations under this Section 9 shall be borne by the Company; provided, however, that each Requesting Holder shall pay (i) the filing fee required to be paid under the Securities Act at the time of filing the registration statement with respect to the Demand Shares (as of the date of this Agreement, such fee is equal to 1/32 of 1% of the maximum aggregate price at which the Demand Shares are proposed to be offered), (ii) all costs and expenses of counsel for the Holder and (iii) all underwriting discounts, commissions, as the case may be, and all transfer fees with respect to the sale of the Demand Shares by the Requesting Holders.

     10. Waiver. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                         MGI PHARMA, INC.

                                         By
                                           ---------------------------------
                                                  Kenneth F. Tempero
                                           its Chairman and Chief Financial
                                                       Officer

                                         THE REGENTS OF THE UNIVERSITY
                                         OF CALIFORNIA

                                         By
                                           ---------------------------------

                             RESTRICTION ON TRANSFER

     The security evidenced hereby has not been registered under the Securities Act of 1933 or any state securities laws and may not be sold, transferred, assigned, offered, pledged or otherwise distributed for value unless there is an effective registration statement under such act or laws covering such security or the Company receives an opinion of counsel for the holder of this security (concurred in by counsel for the Company) stating that such sale, transfer, assignment, pledge or distribution is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 and all applicable state securities laws.

                                 OPTION EXERCISE

                   (To be signed only upon exercise of Option)

     The undersigned, the holder of the options represented by the foregoing agreement, hereby irrevocably elects to exercise options to purchase _____ of the shares of common stock of MGI PHARMA, INC., and herewith makes payment of $________ therefor in cash or by check and requests that the certificates for such shares be issued in the name of, and be delivered to ________, whose address is set forth below the signature of the undersigned.

                  Dated: _____________

                                           ---------------------------------

                                           ---------------------------------

                                           ---------------------------------
                                           (Name and Address of Transferee)

                                OPTION ASSIGNMENT

                   (To be signed only upon transfer of Option)

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________ the right represented by the foregoing Agreement to purchase the shares of Common Stock of MGI PHARMA, INC., issuable upon the exercise of the options to which the Agreement relates and appoints _______________________ attorney to transfer such right on the books of MGI PHARMA, INC., with full power of substitution in the premises.

                  Dated: _____________

                                           ---------------------------------

                                           ---------------------------------

                                           ---------------------------------
                                           (Name and Address of Transferee)

                                                                       EXHIBIT B

                     [Graph of Approximate Drug Development
                       Schedule for Illudin Analogs ***]



*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

                                       B-1